UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 29, 2020

Commission File Number 001-33666

ARCHROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-3204509
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9807 Katy Freeway, Suite 100, Houston, TX 77024

(Address of principal executive offices, zip code)

(281) 836-8000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01 par value per share	AROC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in Archrock, Inc.’s (“Archrock”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on June 24, 2019, Archrock entered into a Board Representation Agreement (“Board Representation Agreement”) with a portfolio company of JDH Capital Company (together with its affiliates, “JDH”), pursuant to which JDH has the right to designate one director to Archrock’s board of directors (the “Board”) for so long as JDH or its successors (together with all affiliates of such person) continue to hold, on an aggregate basis, at least 7.5% of the then-issued and outstanding shares of Archrock’s common stock.

On July 29, 2020, Jeffery D. Hildebrand, who was previously appointed to the Board pursuant to the Board Representation Agreement, notified Archrock of his resignation from the Board. Mr. Hildebrand informed the Board that his resignation was not due to any disagreement with Archrock or any matter relating to its operations, policies or practices.

In addition, on July 29, 2020, Jason C. Rebrook was appointed to the Board pursuant to the Board Representation Agreement to fill the vacancy resulting from Mr. Hildebrand’s resignation. Mr. Rebrook’s addition to the Board is effective as of July 29, 2020.

From time to time, Archrock provides compression services to certain affiliates of Mr. Rebrook.  For the fiscal year ended December 31, 2019, affiliates of Mr. Rebrook paid an aggregate of approximately $31.4 million to affiliates of Archrock in exchange for compression and related services.

Other than the Board Representation Agreement, there are no arrangements or understandings between Mr. Rebrook and any other person pursuant to which he was elected as a director.  Further, other than as disclosed herein, there are no transactions between Mr. Rebrook or any member of his immediate family and Archrock or any of its subsidiaries that would be reportable as a related party transaction under the rules of the Commission.

Mr. Rebrook has not been appointed to any committee of the Board.

Further, pursuant to the Board Representation Agreement, Mr. Rebrook will not receive any compensation for his service as a director of Archrock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

By:	/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President, General Counsel and Secretary

July 30, 2020

3